Exhibit 10.7
Contract  #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

This TRANSPORTATION SERVICE AGREEMENT, hereinafter referred to as "Agreement," is made and entered into on this by and between CenterPoint Energy - Mississippi River Transmission Corporation, a Delaware corporation, hereinafter called "MRT," and Laclede Gas Co., a Missouri corporation, hereinafter called "Customer."

In consideration of the mutual covenants herein contained, the parties hereto agree that MRT shall transport for Customer, on a firm basis, and Customer shall furnish, or cause to be furnished, to MRT natural gas for such transportation during the term hereof, at the rates and on the terms and conditions hereinafter provided.

1)	TERM

	Effective Date:	Originally May 1, 2002, as amended and restated effective April 1, 2008
	Primary Term End Date:	April 30, 2013

	Evergreen?	Yes [ X ] No [ ]

After the Primary Term End Date, this Agreement shall continue to be in effect thereafter unless and until terminated by either MRT or Customer by written notice or electronically via the Internet as permitted or required by MRT, to the other delivered at least one (1) year prior to the date of intended termination.

2)	QUANTITIES

Maximum Daily Quantity (MDQ): 150,000 Dth/Day

3)	RECEIPT AND DELIVERY POINTS

See Exhibit A

4)	RATE

Service hereunder shall be provided pursuant to Rate Schedule FTS.  Customer shall pay, or cause to be paid, to MRT each month for all services provided hereunder the maximum applicable rate and any other charges specified in MRT's FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time (“Tariff”), for services rendered hereunder, unless otherwise agreed (either in writing or electronically via the Internet as required by MRT) by MRT and Customer in an Exhibit B, or other format provided for in the Tariff, in effect during the term of this Agreement, or in a capacity release award.

5)	ADDRESSES

For Notices to Customer:	For Bills to Customer:
Laclede Gas Company	Laclede Gas Company
Attn: Steven F. Mathews	Attn: Gas Accounting
720 Olive Street	720 Olive Street, 13th Floor
St. Louis, MO 63101	St. Louis, MO 63101
Telephone: (314) 516-8585	Telephone: (314) 516-8595
Facsimile: (314) 421-1979	Facsimile: (314) 241-2278
E-Mail: smathews@lacledegas.com

For Notices to MRT:	For Payments to MRT:
1600 S. Brentwood Blvd., Suite 590	P.O. Box 203293
St. Louis, MO 63144	Houston, TX 77216-3293
Facsimile: (314) 991-7600

Contract #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

For Wire Transfer Payment to MRT:
MRT Nominations (other than electronic):	Mississippi River Transmission
Client Services	Chase Bank of Texas
Facsimile: (318) 429-3298	ABA No. 113000609
Account No.
MRT Pipeline Operations:
System Control Department
1600 S. Brentwood Blvd., Suite 590
St. Louis, MO 63144
Telephone: (314) 991-9900
E-Mail: mrtconsole@centerpointenergy.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date shown below.

CENTERPOINT ENERGY - MISSISSIPPI RIVER		LACLEDE GAS COMPANY
TRANSMISSION CORPORATION

By:	/s/ Robert Trost	By:	/s/ Kenneth J. Neises
Name	Robert Trost	Name:	Kenneth J. Neises
Title	Division Vice President – Marketing MRT	Title:	Executive Vice President

Date:	March 18, 2008	Date:	March 18, 2008

Contract #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

GENERAL TERMS AND CONDITIONS

1)
Upon termination hereof for whatever reason, Customer agrees to stop delivering gas to MRT for transportation hereunder.  In addition, upon termination of this Agreement, Customer agrees that it will thereafter make no further demand for service hereunder and MRT agrees that it will make no further demand for the continuation of services or any payment related thereto, other than payments which are due with respect to any services previously provided.  Customer agrees to cooperate with and assist MRT in obtaining whatever regulatory approvals and authorizations, if any, are necessary or appropriate in view of such termination and abandonment of service hereunder.

2)
Termination of this Agreement shall not relieve either party of any obligation that might otherwise exist to correct any volume imbalance hereunder nor relieve Customer of its obligation to pay any monies due hereunder to MRT.

3)
In accordance with the terms and conditions of Section 17 of the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1 (General Terms and Conditions), if Customer fails to pay within thirty (30) days after payment is due all of the amount of any bill for service rendered by MRT hereunder, MRT, upon ten (10) days' prior written notice to Customer, may suspend further receipt and/or delivery of gas until such past due amount is paid, or satisfactory credit arrangements have been made in accordance with Section 5 of the General Terms and Conditions.  If Customer fails to pay or make satisfactory credit arrangements within such ten (10) day notice period, MRT, in addition to any other remedy it may have hereunder, may, upon thirty (30) days' written notice to Customer, terminate this Agreement and cease further receipt and/or delivery of gas on behalf of Customer.

4)	Service hereunder shall be provided pursuant to Rate Schedule FTS of MRT's FERC Gas Tariff, Third Revised Volume No. 1. Customer will provide Fuel Use and LUFG.

5)
This Agreement shall be subject to the provisions of the applicable rate schedule as well as the General Terms and Conditions set forth in MRT's FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time, and such provisions are incorporated herein by this reference.  Any curtailment of transportation service hereunder shall be in accordance with the priorities set out in MRT's General Terms and Conditions.  To the extent not inconsistent with effective law, MRT shall have the right to determine the priority and/or scheduling of the transportation service under this Agreement and to revise the priority and/or scheduling of this transportation service from time to time.

6)
MRT shall have the right at any time and from time to time to file and place into effect unilateral changes or modifications in the rates and charges, and other terms and conditions of service hereunder, as set forth in the applicable rate schedule and in the General Terms and Conditions, in accordance with the Natural Gas Act or other applicable law.

7)
Customer may deliver or cause to be delivered to MRT a maximum receipt point quantity at the Receipt Points described herein, and MRT shall redeliver thermally equivalent quantities at the Delivery Points described herein which excludes a quantity of gas for Fuel Use and LUFG.  A maximum delivery point quantity is also specified for each MRT delivery point.  For firm service, the sum of all individual maximum receipt point quantities shall not exceed the maximum receipt point quantities in the aggregate.  For firm service, the sum of all individual maximum delivery point quantities shall not exceed the maximum daily quantity set forth in this Agreement.

8)
For firm service, Secondary Receipt and Secondary Delivery Points are available to Customer pursuant to the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1.  Customer agrees to pay any additional charges applicable to its utilization of a Secondary Receipt Point.

9)
In the event that MRT places on file with the Commission another rate schedule which may be applicable to service rendered hereunder, then MRT, at its option, may, from and after the effective date of such rate schedule, utilize such rate schedule in the performance of this Agreement.  Such rate schedule or superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement.  MRT shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s) and/or General Terms and Conditions, or to propose, file, and make effective superseding rate schedules and/or General Terms and Conditions, for the purpose of changing the rates, charges, and other provisions thereof effective as to Customer.

Contract #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

GENERAL TERMS AND CONDITIONS
(continued)

10)
Except as provided in this paragraph, this Agreement shall not be assigned by Customer in whole or in part without MRT's prior written or electronic consent, which consent shall not be unreasonably withheld.  Customers under Rate Schedules FTS and SCT may release their capacity consistent with the terms and conditions of the applicable rate schedule and the General Terms and Conditions of MRT's Tariff.  Additionally, Customer may request that MRT consent to Customer’s assignment of this Agreement, in whole, to an entity affiliated with Customer.  For firm contracts, MRT will only consent to assignment of the contract to a Customer’s affiliate, subject to the assignee’s satisfaction of the criteria in Section 5.4(k), GT&C, in the situation in which, after Customer obtains the contract, a corporate reorganization results in a transfer to an affiliate of the function for which the capacity was obtained.  Any entity that succeeds by purchase, merger, consolidation or otherwise to the properties of Customer, substantially as an entirety, shall be entitled to the rights and shall be subject to the obligations of its predecessors in title under this Agreement.  In addition to all other rights and remedies, MRT may terminate the Agreement immediately if it is assigned by Customer without MRT's consent, whether the assignment or contract be voluntary or by operation of law or otherwise.  Subject to the above, the respective rights and obligations of the parties under the Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives.

11)
Any notice, statement, or bill provided for in this Agreement shall be in writing (or, if this Tariff requires, via electronic means) and shall be considered as fully delivered when hand-delivered, telecopied, or when received by the other party if mailed by United States mail, postage prepaid, to the addresses specified herein (unless and until either party notifies the other, in writing, of a change in its address).

12)
Each party shall notify the other in writing of the name, address, telephone number,  telecopy number and e-mail address of the person or persons who shall have authority to act for such party in connection with this Agreement, and operating notices shall thereafter be served upon such person or persons.

13)
This Agreement constitutes the entire agreement between the parties and no waiver, representation or agreement, oral or otherwise, shall affect the subject matter hereof unless and until such waiver, representation or agreement is reduced to writing or, if MRT permits or requires, otherwise memorialized via electronic means, and executed by authorized representatives of the parties.  No waiver by either Customer or MRT of any one or more defaults by the other in performance of any of the provisions of the Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or of a different character.

14)
THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI, EXCLUDING CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

15)	Exhibit(s) A and B attached hereto are incorporated into this Agreement in their entirety.

16)	This Agreement amends and restates the currently effective Service Agreement between the parties.

17)
The parties agree that Customer has the Right of First Refusal (ROFR).  If customer chooses to exercise its ROFR, it shall do so by following the procedures applicable to the exercise of a ROFR provided for in the Tariff.

Contract #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

Page 1 of 1
EXHIBIT A

Primary Path(s)
	From	To
	#805547 CEGT-Glendale	#805596 CEGT-Perryville
#805607 MRT Storage

	#805602 CEGT-Olyphant	#805596 CEGT-Perryville
#805607 MRT Storage

Line Capacity	150,000 Dth/Day Main Line Field Zone
Line Priority	150,000 Dth/Day Field Zone Main Line

Rate Zone Capacity	150,000 Dth/Day Field Zone

RECEIPT AND DELIVERY POINTS

Receipt Point	Maximum Quantity *	Delivery Point(s)	Maximum Quantity *
805547	100,000 Dth/Day	*STG	150,000 Dth/Day
CenterPoint Energy Gas Transmission Company (“CEGT”)/Glendale Interconnect; SW/4, Section 5, T9N, R8W; Meter #80547		MRT Storage
MRT’s storage facilities primarily located in Lincoln Parish, LA; Meter #805607
805602	50,000 Dth/Day	805596	150,000 Dth/Day
CEGT/Olyphant Interconnect; Section 7, T10N, R3W; Meter #805602		CEGT/Perryville Interconnect (Located on MRT Main Line system); NE/4, Section 24, T20N, R4W Meter #805596

* On any day MRT shall not be obligated to receive or deliver a cumulative quantity in excess of the MDQ set forth in this Agreement.

CENTERPOINT ENERGY - MISSISSIPPI RIVER		LACLEDE GAS COMPANY
TRANSMISSION CORPORATION

By:	/s/ Robert Trost	By:	/s/ Kenneth J. Neises
Name	Robert Trost	Name:	Kenneth J. Neises
Title	Division Vice President – Marketing MRT	Title:	Executive Vice President

Date:	March 18, 2008	Date:	March 18, 2008

Contract #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

EXHIBIT B

Customer agrees to pay the rates specified on this Exhibit B for performance of certain gas transportation service under the Agreement specified above.  These rates are applicable only in accordance with the following:

RATES AND APPLICABILITY:

(a)
General:  In consideration for Customer's continuing compliance with the provisions of the Transportation Service Agreement ("Agreement") specified above, the transportation rates and charges as defined below for the specified services provided under the Agreement only apply to receipts from, and subsequent deliveries to, the Points of Receipt and Delivery, quantities and/or time periods described herein and to reserved capacity necessary to effect such service.  In addition to any rate or amount referred to herein (including discounted rates, Negotiated Rates, overrun rates and maximum tariff rates), Customer shall pay any applicable charges, penalties, surcharges, fees, taxes, settlements and/or direct billed amounts provided for in MRT's Tariff.  In any event, the rate in any month shall never be below MRT's applicable minimum tariff rate for a discount rate transaction.  For a Negotiated Rate transaction, the rate in any month shall never be below MRT's applicable minimum tariff rate, unless MRT otherwise agrees.  MRT shall not be responsible for the payment and satisfaction of any taxes assessed or levied on the receipt, transmission (and any activities in connection therewith), delivery, use and/or consumption with respect to gas delivered or received by Customer, unless MRT agrees otherwise.

(b)
Inability to Collect Negotiated Rates:  If this Exhibit B covers a Negotiated Rate transaction, and MRT is unable to collect Negotiated Rates due to a change in Commission policy or rejection of the transaction by the Commission prior to or during the term of such transaction, then, unless the parties agree otherwise, Customer shall pay the maximum tariff rate for the services.  In such event, MRT shall notify Customer in writing of the requirement to pay maximum tariff rates and, if the maximum tariff rates are greater than the Negotiated Rates under such transaction, Customer shall have no more than thirty (30) days from the date of such notification to give notice in writing of termination of the applicable Agreement, with such termination to be effective no later than the end of the month following the month in which such termination notice is received.

(c)	Points: The Receipt Point(s) and the Delivery Point(s) eligible for the rates specified herein shall be as set forth in Exhibit A and (d)(iv) below.

(d)	Description of Rate: Negotiated Rate [ ] Discounted Rate [ X ] (Check one)

(i)	Reservation Charge:	$0.8390/Dth

(ii)	Usage Charge:	$0.0015/Dth

(iii)	Any applicable Rate Schedule FTS surcharges, penalties, charges, fees, taxes, settlements, direct billed amounts, and Fuel Use and LUFG retentions provided for in MRT’s Tariff.

(iv)
In addition to the points specified above, the discounted rates set forth herein shall apply to deliveries to MRT’s interconnect with Gulf South at Perryville on a secondary basis.  Deliveries to Gulf South are operationally feasible only when MRT is receiving sufficient quantities of gas into its system from Gulf South to make deliveries for Customer by displacement.  The discounted rates shall also apply to receipts from the Secondary Receipt Points described below in this Section (d)(iv), provided that such receipts are subsequently delivered to the TETCO-White County Secondary Delivery Point (no more than 30,000 Dth/Day) and/or the MRT Storage Delivery Point described on Exhibit A, and further provided that the quantities received from each Secondary Receipt Point described below in this Section (d)(iv) do not exceed 50,000 Dth/Day from each such point.  Any other services under this FTS Agreement shall be at MRT’s maximum applicable FTS tariff rate.

Contract #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

Page 2 of 3
EXHIBIT B
(continued)

            Secondary Receipt Point(s):

            NGPP
Natural Gas Pipeline
Randolph County
Meter #90498

            OZRK
Ozark Gas Transmission
Meter #90523

            AGLE
CEGT-Glendale
Meter #805547

            Secondary Delivery Point(s):

            TEWC
Texas Eastern-White County
Meter #13316

            PRVL
Gulf South-Perryville
Meter #90496

e) Term of Rate:	Begin Date(s):	April 1, 2008

End Date(s):
Primary Term and continuing thereafter unless and until terminated by either MRT or Customer by written notice or electronically via the Internet as permitted or required by MRT, to the other delivered at least one (1) year prior to the date of the intended termination.

(f)	Authorized Overrun: For discounted rate transactions, any authorized overrun quantities shall be at the following rate: $0.0292/Dth.

(g)	Rate-Related Provisions:

(i)
Consideration for Rate Granted:  MRT agrees to the rates specified in this Exhibit B in exchange for Customer's agreement to forego credits or other benefits to which Customer would otherwise be entitled under the Agreement, but only to the extent such credits or benefits would result in a greater economic benefit over the term of this Exhibit B than that represented by the agreed-upon rate.  Accordingly, unless MRT otherwise agrees, Customer will not receive credits (with the exception of (1) penalty revenue credits provided pursuant to Section 34 of the General Terms and Conditions of MRT's Tariff, and (2) capacity release credits) from rates, refunds or other revenues collected by MRT or Customer if to do so would effectively result in a lower rate or greater economic benefit to Customer; provided, however, that (I) for a Customer taking service under a discount or recourse rate agreement, the rate in any month shall never be above MRT's applicable maximum tariff rate, and (II) MRT and a Customer taking service under a Negotiated Rate agreement can agree pursuant to Section 14.2 of the General Terms and Conditions of MRT's Tariff that MRT will retain some or all of the capacity release credits to the extent those credits exceed the amount of the Customer's invoiced demand component.  If the parties' agreement to the foregoing is determined invalid or if Customer seeks to obtain credits or benefits inconsistent therewith, unless MRT otherwise agrees, it will have the right to immediately terminate or modify any provisions of this Exhibit B that would allow Customer to pay amounts less than the maximum applicable tariff rate.

Contract #3311
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
BETWEEN CENTERPOINT ENERGY - MISSISSIPPI RIVER TRANSMISSION CORPORATION
AND LACLEDE GAS COMPANY

Page 3 of 3

EXHIBIT B
(continued)

(ii)
Regulatory Authority:  This Exhibit B is subject to Section 30 of the General Terms and Conditions of MRT's Tariff.  MRT and Customer hereby acknowledge that this Exhibit B is subject to all valid and applicable federal and local laws and to the orders, rules and regulations of any constituted federal or local regulatory body or governmental authority having jurisdiction.  Any provision of this Exhibit B which is determined by any court or regulatory body having jurisdiction to be invalid or unenforceable will be ineffective to the extent of such determination only, without invalidating, or otherwise affecting the validity of, the remaining provisions.  Except as otherwise provided in subsection (b) above, unless the parties agree otherwise, if MRT  reasonably determines that a federal or local law, or order, rule or regulation of any governmental authority having or asserting jurisdiction (1) requires performance by MRT that is inconsistent with the terms of this Exhibit B, or (2) conditions or prohibits the granting of selective discounts or other rates specified in paragraph (d) of this Exhibit B, then MRT and Customer shall promptly take all reasonable actions in good faith to enter into alternative arrangements that will secure to the maximum extent practicable for each party all of the benefits of the transaction set out in this Agreement; provided however, that MRT shall not be required to enter into or continue arrangements that would result in a greater economic detriment to MRT than existed prior to the regulatory event or change.

Executed by a duly authorized representative of each party hereto, in the space provided below:

CENTERPOINT ENERGY - MISSISSIPPI RIVER		LACLEDE GAS COMPANY
TRANSMISSION CORPORATION

By:	/s/ Robert Trost	By:	/s/ Kenneth J. Neises
Name	Robert Trost	Name:	Kenneth J. Neises
Title	Division Vice President – Marketing MRT	Title:	Executive Vice President

Date:	March 18, 2008	Date:	March 18, 2008